PRESS RELEASE - FOR IMMEDIATE DISTRIBUTION

Dated:  July 25, 2011

Higher Second Quarter Earnings

At Citizens Bancorp of Virginia, Inc.

[Blackstone, Virginia]    Citizens Bancorp of Virginia, Inc. (the “Company”) (OTCBB: CZBT), the parent company of Citizens Bank and Trust Company (the “Bank”), reported net income of $824 thousand, or $0.35 per share, for the quarter ended June 30, 2011. This result is a 1.0% increase in net income as compared to the prior year. Net income for the second quarter of 2010 was $816 thousand, or $0.34 per share. The return on average assets for the quarter ended June 30, 2011 was 1.00% as compared to the same period in 2010 when the return on average assets was 0.99%. Net income for the first half of 2011 was $1.557 million, or $0.66 per share which was $0.06 more than the same period in 2010. For June 30, 2011, the Company reported total consolidated assets of $328.4 million, which was a decrease of $2.1 million or 0.6% from the $330.5 million reported at December 31, 2010. Deposit account balances declined $5.4 million to $272.6 million at June 30, 2011 as compared to $278.0 million at December 31, 2010. This decline was partially attributable to the non-renewal of two maturing certificates of deposit totaling $4 million.

Net Interest Income

The Company’s fully tax-equivalent net interest margin for the three months ended June 30, 2011 was 4.14% as compared to 4.17% for the three months ended June 30, 2010. The net interest margin decline of 3 basis points was attributable to the decline in loan and investment yields which was partially offset with the decline of 22 basis points in the cost of funds and in a change in the earning asset mix between loans and investments. The earning asset yield for the three months ended June 30, 2011 was 5.44% as compared to the three months ended June 30, 2010 of 5.68%. Non-accrual loans during the second quarter of 2011 averaged $3.7 million, or $1.7 million less than the average balance of $5.4 million for the second quarter of 2010. Average loan balances for the second quarter of 2011 were $205.4 million or a decrease of $7.8 million from the average balance of $213.2 million during the second quarter of 2010. Meanwhile, the average balance of investment securities for the second quarter of 2011 increased by $6.8 million to $90.0 million as compared to $83.2 million for the same period in 2010. The tax equivalent yield of the investment securities was 3.62% during the quarter ended June 30, 2011 as compared to 3.95% tax equivalent yield reported in the same period of 2010. The yield on loans decreased 9 basis points to 6.42% for the three months ended June 30, 2011 as compared to 6.51% for the three months ended June 30, 2010.

The cost of funds for the quarter ended June 30, 2011 was 1.39%, or a decrease of 22 basis points, when compared to the second quarter of 2010 when the cost of funds was 1.61%. This improvement can be linked to a shift in the deposit account mix where average balances of certificate of deposit accounts decreased $5.6 million for the second quarter of 2011 when compared to the second quarter of 2010, and the average balances of interest-bearing demand, savings and money market account balances increased $4.8 million during the second quarter of 2011 compared to the second quarter of 2010.

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Provision for Loan Losses

Management recorded $150 thousand in provision for the allowance for loan losses during the quarters ended June 30, 2011 and June 30, 2010. The Bank charged-off $297 thousand in loan balances during the second quarter of 2011 as compared to $99 thousand during the second quarter of 2010. For the first six months of 2011, the provision for the allowance for loan losses was $300 thousand or $150 thousand less than the $450 thousand that was provided for the six months ended June 30, 2010. Charged-off loans totaled $350.5 thousand for the six months ended June 30, 2011 compared to $166.1 thousand in charged-off loans for the six months ended June 30, 2010.

At June 30, 2011, loans past due 30 days or more and non-accrual loans totaled $6.009 million, which is a reduction of $1.058 million from December 31, 2010 when the loans past due 30 days or more and non-accrual loans totaled $7.067 million. When comparing the June 30, 2011 amount to the June 30, 2010 total of $8.512 million, the decrease is $2.503 million. These trends indicate the steady improvement that is being seen in loan delinquencies or from loans being charged-off or going into foreclosure. Management believes the allowance for loan losses was adequately provided for as of June 30, 2011.

Noninterest Income

Noninterest income for the quarter ended June 30, 2011 was $592 thousand compared to $606 thousand for the quarter ended June 30, 2010, which is a decline of $14 thousand, or 2.3%. Revenue in the second quarter of 2011 was impacted by a $40 thousand other-than-temporary impairment write-down in non-agency CMO securities. Revenue segments that contributed to higher year-to-year income comparisons were ATM fee income which increased $27 thousand; service charges on deposit accounts, which increased $12 thousand for the three months ended June 30, 2011 and compared to the three months ended June 30, 2010. Net gain on sale of securities declined $23 thousand in the second quarter of 2011 when compared to the second quarter of 2010. Last year, the gain on sale of securities was the result of bond issuers calling securities at par.

Noninterest income for the six months ended June 30, 2011 was $1.148 million compared to $1.163 million for the six months ended June 30, 2010, which was a decrease of $15 thousand or 1.3%. The variance in the six-month revenue comparison from 2011 to 2010 is due in part to higher deposit account service fees and ATM fee income being offset by the lack of investment securities gains in 2011 and the OTTI impairment write-down recorded at June 30, 2011.

Noninterest Expense

Noninterest expense totaled $2.355 million for the three months ended June 30, 2011, which is a decrease of $44 thousand or 1.9% when compared to the same period in 2010 when non-interest expense totaled $2.399 million. This decrease was primarily the result of the new deposit insurance premium calculation method that became effective April 1, 2011. For the three months ended June 30, 2011, employee compensation costs were $1.371 million, which is $24 thousand, or 1.8% greater than the three months ended June 30, 2010. The increase in employee compensation was primarily the result of a reduction in the deferral of loan origination costs of $19 thousand for the three months ended June 30, 2011 versus the prior year period. Net occupancy and equipment expense for the first quarter of 2011 totaled $151 thousand and $118 thousand, respectively. Net occupancy expense increased $9 thousand over the prior year and was due to higher utility costs. Equipment expense declined $11 thousand primarily as a result of lower depreciation expense. FDIC deposit insurance cost for the three months ended June 30, 2011 was $60 thousand or $83 thousand less than the $143 thousand reported for the three months ended June 30, 2010. During the quarter ended June 30, 2011 there was a total of $27 thousand in valuation write-downs of other real estate owned (“OREO”) properties currently held by the Bank. This is a $12 thousand increase when compared to the OREO write-down for the same period in 2010. For the three months ended June 30, 2011, the Bank realized a $9 gain on sale of OREO. Other expenses totaled $637 thousand, or $1 thousand more than the $636 thousand reported for the three months ended June 30, 2010.

Noninterest expense for the six months ended June 30, 2011 totaled $4.782 million compared to $4.767 million for the six months ended June 30, 2010. This is an increase of $15 thousand or 0.3%. Salaries and employee benefits increased $29 thousand for the six-month period ended June 30, 2011 versus June 30, 2010. Other expense categories, included in noninterest expense that were higher in 2011 compared to 2010 were: occupancy expense which increased $5 thousand; valuation write-downs on OREO, which increased $12 thousand; and, other expense, which increased $30 thousand and was primarily due to higher  interchange costs associated with higher transaction activity by the Bank’s debit cards. The expenses that decreased in the six-month period ended June 30, 2011 when compared to the six months ended June 30, 2010 included: equipment expense, which decreased $20 thousand; and FDIC deposit insurance expense, which decreased $38 thousand. For the six month period ended June 30, 2011, the net gain on sale of OREO increased $3 thousand over the prior year.

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Balance Sheet

Consolidated assets totaled $328.4 million at June 30, 2011 which is a decrease of $2.1 million, or 0.6%, from the $330.5 million reported at December 31, 2010. Federal Funds Sold balances declined $7.9 million during the first six months of 2011 as funds were used to purchase investment securities, originate new loans, and handle deposit account withdrawals. Investment securities available for sale increased $4.2 million or 5.1% from $82.7 million at December 31, 2010 to $86.9 million at June 30, 2011. Loans held for investment, net of the allowance for loan losses, totaled $202.4 million at June 30, 2011 as compared to $200.5 million at December 31, 2010, which is an increase of $1.9 million. Gross loans outstanding decreased $7.4 million and the allowance for loan losses decreased $847 thousand when compared to June 30, 2010.  At June 30, 2011, net other real estate owned totaled $3.6 million, which was an increase of $200 thousand compared to $3.4 million at December 31, 2010 and an increase of $2.2 million when compared to June 30, 2010.

Total deposit account balances were $272.6 million at June 30, 2011, or a decrease of $5.4 million when compared to $278.0 million at December 31, 2010. The decrease in deposit account balances in the first six months of 2011 was the result of two certificates of deposit accounts totaling over $4 million that did not renew upon maturity. Stockholders’ equity at June 30, 2011 was $41.6 million, resulting in a book value per common share of $17.70, which compares to stockholders equity of $39.6 million at December 31, 2010 and $40.0 million at June 30, 2010 that resulted in a book value per common share of $16.84 and $16.93, respectively. The Company’s capital level was considered well-capitalized according to regulatory guidelines at June 30, 2011, with the Tier 1 Leverage ratio at 12.54% and Total Risk-Based ratio at 21.70%.

President and CEO, Joseph D. Borgerding commented, “We are very pleased that net income increased by 1.0% for the second quarter and 9.3% for the first half of 2011. Key elements in this strong performance are strict management of the net interest margin, vigilant expense control, and improvement in non-performing and delinquent loans. Management anticipates that the current economic uncertainties will create some variability in the growth rates for loans and deposits for the near term.”

Citizens Bank and Trust Company was founded in 1873 and is the second oldest independent bank in Virginia.  The Bank has eleven offices in the Counties of Amelia, Chesterfield, Mecklenburg, Nottoway and Prince Edward, along with one branch in the city of Colonial Heights and one in the Town of South Hill, Virginia.  Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia and the Company’s stock trades on the OTC Bulletin Board under the symbol “CZBT”.  Additional information on the Company is also available at its web site: www.cbtva.com.

Citizens Bancorp of Virginia, Inc. cautions readers that certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its business operations, there can be no assurance that the actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

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CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY
Consolidated Balance Sheet
(Dollars in thousands, except share data)

	(Unaudited)
	June 30,	December 31,
Assets	2011	2010

Cash and due from banks	$6,473	$5,427
Interest-bearing deposits in banks	1,330	1,857
Federal funds sold	7,568	15,460
Securities available for sale, at fair market value	86,952	82,745
Restricted securities, at cost	1,007	1,079
Loans, net of allowance for loan losses of $2,137
and $2,168	202,423	200,515
Premises and equipment, net	7,035	7,135
Accrued interest receivable	1,719	1,816
Other assets	10,378	10,996
Other real estate owned, net of valuation allowance of $103 in 2011
and $76 in 2010	3,557	3,425

Total assets	$328,442	$330,455

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$36,232	$33,161
Interest-bearing	236,415	244,827
Total deposits	$272,647	$277,988
FHLB advances	5,000	5,000
Other borrowings	5,899	5,149
Accrued interest payable	1,011	886
Accrued expenses and other liabilities	2,321	1,795
Total liabilities	$286,878	$290,818

Stockholders' Equity
Preferred stock, $0.50 par value; authorized 1,000,000 shares;
none outstanding	$-	$-
Common stock, $0.50 par value; authorized 10,000,000 shares;
issued and outstanding, 2,348,509 for 2011 and 2,353,509 for 2010	1,174	1,177
Additional paid-in capital	- -	- -
Retained earnings	40,005	39,308
Accumulated other comprehensive income (loss)	385	(848)
Total stockholders' equity	$41,564	$39,637

Total liabilities and stockholders' equity	$328,442	$330,455

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CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY
Consolidated Statements of Income
(Dollars in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Interest and Dividend Income
Loans, including fees	3,288	3,461	6,529	6,881
Investment securities:
Taxable	424	556	908	1,054
Tax-exempt	253	174	511	334
Federal Funds sold	3	3	10	8
Other	10	6	14	10
Total interest and dividend income	3,978	4,200	7,972	8,287

Interest Expense
Deposits	947	1,106	1,929	2,237
Borrowings	39	38	77	75
Total interest expense	986	1,144	2,006	2,312

Net interest income	2,992	3,056	5,966	5,975

Provision for loan losses	150	150	300	450

Net interest income after provision
for loan losses	2,842	2,906	5,666	5,525

Noninterest Income
Service charges on deposit accounts	267	255	506	516
Net gain on sales of securities	-	23	-	27
Other-than-temporary impairments	(162)	-	(162)	-
Less: Noncredit portion of OTTI impairments	(122)	-	(122)	-
Net other-than-temporary impairments	(40)	-	(40)	-
Net gain on sales of loans	13	16	27	26
Income from bank owned life insurance	75	75	147	143
ATM fee income	195	169	377	319
Other	82	68	131	132
Total noninterest income	592	606	1,148	1,163

Noninterest Expense
Salaries and employee benefits	1,371	1,347	2,740	2,711
Net occupancy expense	151	142	300	295
Equipment expense	118	129	240	260
FDIC deposit insurance	60	143	261	299
Net (gain) on sale of other real estate owned	(9)	(13)	(16)	(13)
Impairment - other real estate owned	27	15	27	15
Other	637	636	1,230	1,200
Total noninterest expense	2,355	2,399	4,782	4,767

Income before income taxes	1,079	1,113	2,032	1,921

Income taxes	255	297	474	497

Net income	824	816	1,558	1,424
Earnings per share, basic & diluted	0.35	0.34	0.66	0.60

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CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY
Consolidated Regulatory Capital Ratios
And Performance Ratios

(Dollars in thousands, except per share data)

	Three Months Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010

Per Share Data:
Earnings per weighted
average share	0.35	0.31	0.32	$0.32	$0.34

Weighted average shares
outstanding	2,348,509	2,348,787	2,357,779	2,364,252	2,364,942

Actual shares outstanding	2,348,509	2,348,509	2,353,509	2,363,839	2,364,639

Book value per share
at period end	$17.70	$17.18	$16.84	$17.40	$16.93

Dividend per share	$0.17	$0.17	$0.17	$0.17	$0.17

Performance Ratios:

Return on average assets	1.00%	0.90%	0.91%	0.91%	0.99%

Net interest margin, (FTE)1	4.14%	4.19%	3.88%	4.06%	4.17%

Efficiency ratio2	65.77%	66.38%	67.31%	67.74%	65.46%

Capital and Other Ratios:
(Ratios are period end, unless stated otherwise)
Tier 1 leverage ratio	12.54%	12.31%	12.22%	12.14%	12.15%

Total risk-based capital ratio	21.70%	21.64%	21.73%	21.10%	21.26%

Allowance for loan losses
to total loans	1.04%	1.12%	1.07%	1.46%	1.41%

Non-accruing loans to
total loans	1.66%	1.83%	1.89%	2.79%	2.47%

Net charge-offs (net recoveries)
to average loans (annualized)	0.56%	0.09%	2.02%	0.38%	0.26%

1 The net interest margin is reported on a tax equivalent basis. GAAP income presented on the income statement for investment securities totaling $677 thousand, for the period ended June 30, 2011, has been adjusted to $807 thousand in order to reflect the taxable equivalence of the tax-exempt securities, using a Federal income tax rate of 34%. The prior periods shown on the table were likewise adjusted.

2 Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

CONTACT:        Ronald E. Baron
SVP and Chief Financial Officer
Voice: 434-292-8100 or E-mail: Ron.Baron@cbtva.com

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